Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 9, 2016, except for note 2 (a) and note (d), which is as of August 19, 2016 relating to the financial statements of Gridsum Holding Inc., which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-213348).  We also consent to the reference to us under the heading “Experts”   in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-213348).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

September 22, 2016